UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 4, 2015

CTI BioPharma Corp.

(Exact Name of Registrant as Specified in its Charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

(i)Underwriting Agreement

On December 4, 2015, CTI BioPharma Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Jaffray & Co. acting as sole book-running manager and as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the offer and sale (the “Offering”) of 55,000 shares of the Company’s Series N-2 Preferred Stock, no par value per share (the “Series N-2 Preferred Stock”). The price to the public in this Offering was $1,000 per share of Series N-2 Preferred Stock. The net proceeds to the Company from this Offering are expected to be approximately $52.4 million, after deducting underwriting discounts, commissions and other estimated offering expenses. The Offering closed on December 9, 2015.

Each share of Series N-2 Preferred Stock is convertible at the option of the holder (subject to a limited exception), at any time after issuance, into the number of shares of the Company’s common stock, no par value per share (“Common Stock”), determined by dividing the aggregate stated value of the Series N-2 Preferred Stock of $1,000 per share to be converted by the initial conversion price of $1.10 per share of Common Stock. Cash will be paid in lieu of any fractional shares. The initial conversion price is subject to adjustment in certain events. For a discussion of certain additional terms of the Series N-2 Preferred Stock, please refer to Item 3.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”) on November 21, 2014, which became effective on December 8, 2014 (Registration Statement No. 333-200452), as supplemented by a preliminary prospectus supplement, free writing prospectus and final prospectus supplement filed with the SEC on December 4, 2015, December 4, 2015 and December 8, 2015, respectively.

The Company plans to use the net proceeds from the Offering to support the commercial launch of pacritinib in the United States for patients with myelofibrosis, to conduct additional research concerning the possible application of pacritinib in indications outside of myelofibrosis, to advance the commercialization of PIXUVRI® and to support the development of tosedostat in registration-directed trials, as well as for general corporate purposes, which may include funding research and development, conducting preclinical and clinical trials, acquiring or in-licensing potential new pipeline candidates, preparing and filing possible new drug applications and general working capital.

In the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities.

The above descriptions of the Underwriting Agreement and the Series N-2 Preferred Stock are qualified in their entirety by reference to Exhibit 1.1 and Exhibits 3.1 attached hereto, respectively.

A copy of the opinion of Karr Tuttle Campbell related to the legality of the Series N-2 Preferred Stock (and the shares of Common Stock issuable upon conversion of the Series N-2 Preferred Stock) is attached hereto as Exhibit 5.1.

(ii)Letter Agreement with BVF Partners L.P.

On December 9, 2015, the Company entered into a letter agreement (“Letter Agreement”) with BVF Partners L.P. (“BVF Partners”), an existing shareholder of the Company, pursuant to which the Company granted BVF Partners a one-time right to nominate not more than two individuals to serve as members of the Company’s Board of Directors (the “Board”), subject to the Board’s consent, which is not to be unreasonably withheld and which consent shall be deemed automatically given with respect to two individuals specified in such Letter Agreement. One of such nominees (the “Independent Nominee”) must (i) qualify as an “independent” director as defined under the applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC (“NASDAQ”) and (ii) must not be considered an “affiliate” of BVF Partners as such term is defined by Rule 12b-2 of the Securities

Exchange Act of 1934, as amended (the “Exchange Act”). The Company has agreed, for the period hereinafter described and subject to a limited exception, to include the nominated directors in the slate of nominees for election to the Board at each annual or special meeting at which directors are to be elected, recommend that shareholders vote in favor of the election of such nominees and support such nominees for election in a manner no less favorable than how the Company supports its own nominees. This obligation will terminate with respect to: (x) the Independent Nominee, and such Independent Nominee must tender his or her resignation to the Board, if requested, promptly upon BVF Partners and its affiliates ceasing to beneficially own at least 11% of the issued and outstanding Common Stock or voting power of the Company (determined on an as-converted basis that gives effect to the conversion of all outstanding preferred stock), and (y) each of the Independent Nominee and the other individual nominated by BVF Partners shall tender his or their resignation to the Board, promptly upon the earlier to occur of (a) BVF Partners and its affiliates ceasing to beneficially own at least 5% of the issued and outstanding Common Stock or voting power of the Company (determined on an as-converted basis that gives effect to the conversion of all outstanding preferred stock), (b) BVF Partners and its affiliates ceasing to beneficially own at least 50% of the shares of the Common Stock beneficially owned by BVF Partners and its affiliates immediately after consummation of the Offering (on an as-converted basis), (c) the continuation of such nomination right would cause any violation of the applicable listing rules of NASDAQ, (d) such time as BVF Partners informs the Company in writing that wishes to terminate the foregoing nomination right, or (e) any breach of the Letter Agreement by BVF Partners or its affiliates.

Pursuant to the Letter Agreement, BVF Partners has agreed, subject to certain exceptions, from the date of the Letter Agreement until the BVF Nominee is serving on the Board and the Letter Agreement is terminated, that BVF Partners and its affiliates will not (a) initiate or support any proposed transaction (whether merger, stock, purchase, tender offer, asset or otherwise) involving the acquisition of debt of the Company, greater than 50% of the Company’s voting securities or substantially all of the Company’s assets (an “Acquisition Transaction”), (b) seek or propose to influence, advise, change or control the Company’s management, Board, governing instruments, policies or affairs, including by means of a proxy solicitation, (c) initiate or support any proposal through a public communication for any Acquisition Transaction or certain other transactions, (d) publicly seek election of or publicly seek to place a director on the Board, publicly seek the removal of any director of the Company or call or seek to have called a meeting of the Company, (e) enter into any arrangements or understanding with, or advise or assist any third party with respect to, the foregoing, including through the formation of a group within the meaning of Section 13(d)(3) of the Exchange Act, (f) advise, assist, encourage or knowingly finance any person in connection with the foregoing, (g) publicly disclose any plan, intention or proposal to do any of the foregoing, or (h) make any public disclosure or take any action that could require the Company to make any disclosure with respect to the foregoing.

In addition, the Letter Agreement provides that, if subsequently deemed necessary to limit the beneficial ownership of Common Stock of BVF Partners and its affiliates to 9.99%, the Company, subject to any Board or Board committee approvals, will exchange shares of Common Stock underlying the convertible Series N-2 Preferred Stock purchased by BVF Partners in the Offering into shares of a convertible non-voting preferred stock with substantially similar terms as the convertible Series N-2 Preferred Stock, including a conversion “blocker” initially set at 9.99% of the Common stock, but without the automatic conversion provisions. Such right would terminate if at any time BVF Partners’ beneficial ownership falls below 5% of the Company. The Company will take commercially reasonable efforts to cooperate to effectuate such exchange, provided that it does not adversely affect the Company’s ability to effect a reverse stock split without the necessity for shareholder approval.

The above description of the Letter Agreement is qualified in its entirety by reference to Exhibit 10.1, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.03.     Material Modification to Rights of Security Holders.

On and effective December 8, 2015, the Company filed an Articles of Amendment (the “Series N-2 Articles of Amendment”) to its Amended and Restated Articles of Incorporation, as amended (as so amended, the “Amended Articles”) with the Secretary of State of the State of Washington, establishing and designating the Series N-2 Preferred Stock and the rights, preferences and privileges thereof. Pursuant to the Series N-2 Articles of Amendment, each share of Series N-2 Preferred Stock is entitled to a liquidation preference equal to the initial stated value of such holder’s Series N-2 Preferred Stock of $1,000 per share, plus any declared and unpaid dividends and any other payments that may be due on such shares, before any distribution of assets may be made to holders of capital stock ranking junior to the Series N-2 Preferred Stock.

The Series N-2 Preferred Stock is not entitled to dividends except to share in any dividends actually paid on the Common Stock or any pari passu or junior securities. The Series N-2 Preferred Stock will have no voting rights, except as otherwise expressly provided in the Amended Articles or as otherwise required by law. However, so long as at least 20% of the aggregate originally issued shares of Series N-2 Preferred Stock are outstanding, the Company cannot amend its Amended Articles, bylaws or other charter documents, in each case so as to: (i) materially, specifically and adversely affect the rights of the Series N-2 Preferred Stock; (ii) repay, repurchase or offer to repay or repurchase or otherwise acquire any shares of Common Stock, Common Stock equivalents, or other securities junior to the Series N-2 Preferred Stock, except in certain limited circumstances; (iii) authorize or create any class of senior preferred stock; or (iv) enter into any agreement or understanding with respect to any of the foregoing, in each case, without the affirmative written consent of holders of a majority of the outstanding shares of Series N-2 Preferred Stock.

The shares of Series N-2 Preferred Stock (i) may be converted into shares of Common Stock at the election of the holder (subject to a limited exception) and (ii) are subject to automatic conversion into shares of Common Stock in certain circumstances.

The above description of the Series N-2 Articles of Amendment is qualified in its entirety by reference to the text of such amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The description of the Series N-2 Articles of Amendment contained in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description	Location
1.1	Underwriting Agreement, dated December 4, 2015, by and between CTI BioPharma Corp. and Piper Jaffray & Co.	Filed herewith.
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of CTI BioPharma Corp. (Series N-2 Preferred Stock).	Filed herewith.
5.1	Opinion of Karr Tuttle Campbell.	Filed herewith.
10.1	Letter Agreement, dated December 9, 2015, by and between CTI BioPharma Corp. and BVF Partners L.P.	Filed herewith.
23.1	Consent of Karr Tuttle Campbell (included in Exhibit 5.1 hereto).	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.

Date: December 9, 2015	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number	Description	Location
1.1	Underwriting Agreement, dated December 4, 2015, by and between CTI BioPharma Corp. and Piper Jaffray & Co.	Filed herewith.
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of CTI BioPharma Corp. (Series N-2 Preferred Stock).	Filed herewith.
5.1	Opinion of Karr Tuttle Campbell.	Filed herewith.
10.1	Letter Agreement, dated December 9, 2015, by and between CTI BioPharma Corp. and BVF Partners L.P.	Filed herewith.
23.1	Consent of Karr Tuttle Campbell (included in Exhibit 5.1 hereto).	Filed herewith.